Exhibit 99.1

  Plumtree Software Announces Record Quarterly Revenue and Increased
    Profitability; Plumtree Records Fourth Consecutive Quarter of
              Revenue Growth, Adds $2.1 Million in Cash


    SAN FRANCISCO--(BUSINESS WIRE)--April 26, 2005--Plumtree Software (Nasdaq:PLUM) today announced results for its first quarter ended March 31, 2005. Revenue for the first quarter of 2005 was $24.6 million, compared to $24.5 million in revenue for the fourth quarter of 2004 and $17.7 million for the comparable quarter last year, representing a 39.0% revenue increase over the first quarter of 2004, and a 0.4% revenue growth over the fourth quarter of 2004. Net income for the first quarter of 2005 calculated in accordance with generally accepted accounting principles (GAAP) was $259,000, or $0.01 per share, compared to net income of $140,000, or $0.00 per share, for the fourth quarter of 2004 and a net loss of $3.4 million, or $0.11 per share, for the first quarter of 2004. Non-GAAP net income for the first quarter of 2005 was $307,000, or $0.01 per share, compared to non-GAAP net income of $416,000, or $0.01 per share, for the fourth quarter of 2004 and non-GAAP net loss of $2.6 million, or $0.08 per share, for the first quarter of 2004.
    Non-GAAP net income (loss) excludes charges for amortization of stock-based compensation, amortization of acquired technology, charges related to restructuring, and assumes an effective tax rate of 30% on net income, if any. A reconciliation of these non-GAAP results to GAAP results is included in the financial tables below.
    As of March 31, 2005, Plumtree's cash, cash equivalents and short-term investments were $67.2 million, an increase of approximately $2.1 million from $65.0 million in the fourth quarter in 2004. Plumtree has no long-term debt.
    "We are very pleased with the results of the first quarter, achieving record revenues and our fourth consecutive quarter of sequential revenue growth," said John Kunze, CEO and president of Plumtree Software. "We attribute our results to successful management and structural changes implemented over the past few quarters, along with enterprises' demand for software solutions that allow them to develop composite applications with a significant return on investment.
    "Looking toward Q2, we expect to maintain our revenue momentum and at the same time accelerate product development to leverage customer demand for new packaged applications targeted to an industry specific business process solution."

    First Quarter Highlights

    2005 first quarter highlights include:

    Customer Success: Plumtree signed 60 transactions this quarter, adding 16 new customers, including Americo Financial Life and Annuity Insurance, American Osteopathic Information Association, Camico Mutual Insurance, Consortium Health Plans, Defense Contract Management
Agency, Motive, Inc. and University of Waikato.

    Integrated Activity Management

    Industry analysts continue to view Plumtree's portal platform as a natural framework to deploy innovative composite applications and as the first step in building a service-oriented architecture platform. Defined as Integrated Activity Management (IAM), these applications connect disparate people, systems and business processes across the enterprise. In the first quarter of 2005, Plumtree saw a rise in customers deploying IAM applications using Plumtree's portal platform. In the public sector, government applications are helping customers expand public access to information and services, improve internal information management and day-to-day efficiency, and collaborate effectively with private sector partners or other government organizations. In addition, Plumtree's financial services sector experienced significant growth as demand for financial applications in investments and financial planning, customer banking, insurance and mortgages increased. Finally, the business for external-facing portals has grown significantly, representing 36 percent of Plumtree's customers across many vertical markets, such as automotive, government, financial services, manufacturing and retail.
    One such customer is International Aero Engines (IAE), a multinational aero engine consortium whose shareholders comprise of Pratt & Whitney, Rolls-Royce, the Japanese Aero Engines Corporation and MTU Aero Engines. More than 5,000 V2500-powered aircraft have been delivered with a total order book of over $35 billion since the company's inception in 1983.
    One of the main challenges faced by IAE was sharing information with its worldwide support representatives and international customer base. To meet this challenge, IAE deployed an external-facing portal on the Plumtree platform to provide employees, partners, suppliers, and customers across 122 companies with up to date, customized information regarding the V2500 product-in-service. By giving customers access to relevant and timely data and sharing applications, IAE has been able to remain highly competitive and significantly improve its quality of service.

    Corporate Update

    As a part of ongoing efforts to provide customers with an open portal platform to build integrated activity-based composite applications, Plumtree launched an expanded, global channel program called Synergy Alliance. Plumtree is the only portal vendor that supports both J2EE and .NET, helping to provide Synergy Alliance partners with the ability to quickly and easily develop applications and portal solutions designed to meet customers' needs, while not limiting their development to a single platform.

    Major Product Updates

    Plumtree announced Analytics Server, a new product that delivers real-time reporting on portal activity and content usage. By tracking the use of portal applications and information across the enterprise, Plumtree customers can increase portal return on investment (ROI), reduce infrastructure costs and improve employee, customer and partner satisfaction.

    Industry Recognition

    Plumtree was named as one of KMWorld's "100 Companies that Matter in Knowledge Management 2005." Each year, the publication honors organizations that are leading the way in the knowledge economy. Additionally, MassHousing, an affordable housing bank of the Commonwealth of Massachusetts, was honored by the Computerworld Honors Program for its innovative use of Plumtree's portal technology. The Web-based portal solution provided by Plumtree helps MassHousing automate mortgage loans that serve low- and moderate-income people. Established in 1988, the Computerworld Honors Program is dedicated to identifying the men and women, organizations and institutions who are leading the global information technology revolution and recording the impact of their achievements on society.

    Q2 2005 Financial Outlook

    Plumtree Software currently anticipates second quarter 2005 revenue to be between $24.5 million and $25.5 million. Second quarter 2005 GAAP net (loss) / income is currently expected to be between ($0.01) and $0.01 per share, excluding amortization of deferred stock-based compensation estimated to be $40,000, and assuming an effective tax rate of 30% on net income, if any. Giving effect to these exclusions, on a non-GAAP basis, the company projects second quarter 2005 net (loss) / income between ($0.01) and $0.01 per share. For a discussion of factors that could cause actual results to differ materially from these targets, see "Safe Harbor Statement and Caution" below.

    Conference Call

    Interested parties can hear the conference call concerning Plumtree's financial results for the first quarter on Tuesday, April 26, 2005 at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) via live Webcast by visiting www.plumtree.com/ir, or alternatively, they may listen to a teleconference by calling 888-455-9641 domestically or 210-234-0002 internationally. The passcode for the teleconference is Plumtree. The Webcast replay of the call will be available at www.plumtree.com/ir from the conclusion of the initial Webcast until the release of Plumtree's second quarter 2005 financial results. An audio replay of the call will also be available until May 11, 2005. The dial-in number for the audio replay is 800-860-4708 domestically and 402-280-9972 internationally. The passcode for the audio replay is Plumtree.

    About Plumtree Software

    Plumtree Software is a global pioneer in creating advanced software environments where information resources work together with human ingenuity. Well established as the portal thought leader, Plumtree enables a full, rich suite of applications that coordinate human-managed activities across systems, processes and business boundaries. With its flexible and open portal system, Plumtree delivers smart solutions throughout the enterprise and beyond. Progressive enterprises large and small, like Airbus, Mazda, Pratt & Whitney and the U.S. Navy depend on Plumtree to help them rapidly harness untapped potential in their organizations. For more information, visit www.plumtree.com.

    Plumtree is a registered trademark of Plumtree Software, Inc.
and/or its subsidiaries in the U.S. and/or other countries. All other registered and unregistered trademarks in this document are the sole property of their respective owners.

    Safe Harbor Statement and Caution

    This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include: statements regarding our current financial outlook for the second quarter of 2005; our expected revenue and net income and our ability to maintain revenue momentum; anticipated positive trends in our business; our expectation of leveraging prior investments in the business; and our ability to accelerate product development to leverage customer demand for new packaged applications targeted to a variety of industries; anticipated product benefits and customer ROI from our products; and continued growth in our markets, including the markets for Integrated Activity Management applications and external-facing portals. These forward looking statements are subject to numerous risks and uncertainties and actual results may vary materially. We may not achieve anticipated future operating results or the benefits expected from industry developments or our new product offerings. The markets for our products may not continue to grow. Our success depends on, among other factors, continued customer demand and interest in our current and new products; our ability to compete with our larger competitors, in an increasingly competitive and consolidating industry environment, that may have longer operating histories, more established product offerings and greater resources; and our success in building product pipeline, improving sales execution and achieving growth. Other risks and uncertainties include risks associated with an uncertain general economic environment; adverse conditions in worldwide IT spending trends; failure to expand our customer base; the impact of increasing competition; the length and complexity of Plumtree's sales cycle; the success of major version releases, new platforms, applications and tools; the ability of our customers to deploy our products successfully and their willingness to act as references; changes in the needs and priorities of existing and potential customers; failure to manage technological change; our ability to expand into and within global markets; our ability to manage costs; our ability to provide a return on investment to our customers; the impact of geopolitical conflicts and events; and those other risks and uncertainties contained in the Company's most recent Annual Report filed with the Securities and Exchange Commission ("SEC") on Form 10-K, and all subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance or achievement.
    Each third party opinion or survey results noted in this release contains only one subjective evaluation of a technology market, representing marketplace characteristics at a given time and are subject to change without notice. These results and opinions should not be deemed to be an endorsement of Plumtree or any company or product. Any analyst opinion or survey represents only one of many information sources available and decision-makers should not rely solely on any one evaluation. Industry surveys and published analyst opinions are not an indication of future results. We caution you not to place undue reliance upon any survey or analyst report.

    Use of GAAP and Non-GAAP Results

    Plumtree's management believes that a presentation of operating costs and expenses excluding amortization of deferred stock-based compensation, amortization of acquired technology and charges related to restructuring, and assuming a fixed effective tax rate, provides a meaningful basis for evaluating our underlying cost and expense levels. Presentation of non-GAAP net income and earnings per share information provides greater comparability of Plumtree's financial results against historical results as well as those of other enterprise software companies and financial models of securities analysts. A reconciliation of non-GAAP results to GAAP results is provided in the financial tables below.


                        PLUMTREE SOFTWARE, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                              (unaudited)

                                                       Three Months
                                                          Ended
                                                        March 31,
                                                      2005     2004

Revenue:
        License                                        9,990    6,871
        Service and maintenance                       14,588   10,852
                                                    --------- --------
        Total revenue                                 24,578   17,723

Cost of revenue:
        License                                          169      429
        Service and maintenance                        5,567    4,119
        Amortization of stock-based compensation &
         acquired technology                               1      446
                                                    --------- --------
        Total cost of revenue                          5,737    4,994
                                                    --------- --------

        Gross margin                                  18,841   12,729

Operating expenses:
        Research and development                       6,588    5,509
        Sales and marketing                            9,310    8,011
        General and administrative                     2,706    2,387
        Amortization of stock-based compensation           2      184
                                                    --------- --------
        Total operating expenses                      18,606   16,091
                                                    --------- --------

        Income (loss) from operations                    235   (3,362)

        Interest and other income, net                   201      149
                                                    --------- --------

        Income (loss) before income taxes                436   (3,213)

        Provision for income taxes                       177      162
                                                    --------- --------

        Net income (loss)                                259   (3,375)
                                                    ========= ========

Net income (loss) per share:
        Basic                                           0.01    (0.11)
                                                    ========= ========

        Diluted                                         0.01    (0.11)
                                                    ========= ========

Shares used to compute net income (loss) per share:
        Basic                                         32,774   31,478
                                                    ========= ========

        Diluted                                       35,905   31,478
                                                    ========= ========



                        PLUMTREE SOFTWARE, INC.
      NON GAAP(1) CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
              /--------------- Non GAAP ---------------/
                              (unaudited)

                                                       Three Months
                                                          Ended
                                                        March 31,
                                                      2005      2004
Revenue:
        License                                        9,990    6,871
        Service and maintenance                       14,588   10,852
                                                    --------- --------
        Total revenue                                 24,578   17,723

Cost of revenue:
        License                                          169      429
        Service and maintenance                        5,567    4,119
                                                    --------- --------
        Total cost of revenue                          5,736    4,548
                                                    --------- --------

        Gross margin                                  18,842   13,175

Operating expenses:
        Research and development                       6,588    5,509
        Sales and marketing                            9,310    8,011
        General and administrative                     2,706    2,387
                                                    --------- --------
        Total operating expenses                      18,604   15,907
                                                    --------- --------

        Non GAAP income (loss) from operations           238   (2,732)

        Interest and other income, net                   201      149
                                                    --------- --------

        Non GAAP income (loss) before income taxes       439   (2,583)

        Non GAAP income taxes(2)                         132        0
                                                    --------- --------

        Non GAAP net income (loss)                       307   (2,583)
                                                    ========= ========

Non GAAP net income (loss) per share:
        Basic                                           0.01    (0.08)
                                                    ========= ========

        Diluted                                         0.01    (0.08)
                                                    ========= ========

Shares used to compute net income (loss) per share:
        Basic                                         32,774   31,478
                                                    ========= ========

        Diluted                                       35,905   31,478
                                                    ========= ========

    (1) Non GAAP Statements of Operations excludes $3, $236 of amortization of stock based compensation, respectively and $0 and $394 of amortization of acquired technology, respectively.

    (2) Assumes an annualized effective tax rate of 30% on net income, if any.



                        PLUMTREE SOFTWARE, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (unaudited)


                                                   As of       As of
                                                 March 31,   December
                                                   2005      31, 2004

                                    ASSETS
Current assets:
        Cash, cash equivalents and short-term
         investments                               $67,182    $65,034
        Accounts receivables, net of allowances     19,020     20,552
        Other current assets                         2,780      2,313
                                                ----------- ----------
        Total current assets                        88,982     87,899

        Property and equipment, net                  2,520      2,532

        Other long-term assets                         338        380

                                                ----------- ----------
                                                   $91,840    $90,811
                                                =========== ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
        Accounts payable                            $1,947     $1,841
        Accrued and other current liabilities       13,492     14,944
        Current Portion of deferred revenues        21,456     20,804
                                                ----------- ----------
        Total current liabilities                   36,895     37,589

        Long-term liabilities                        2,258      2,216
                                                ----------- ----------

        Total Liabilities                           39,153     39,805

        Total Stockholders' Equity                  52,687     51,006
                                                ----------- ----------

                                                ----------- ----------
                                                   $91,840    $90,811
                                                =========== ==========



    CONTACT: Plumtree Software
             Marissa Lee, 415-399-7109 (Press)
             Marissa.Lee@plumtree.com
                 or
             Market Street Partners
             JoAnn Horne, 415-445-3234 (Investors)
             joann@marketstreetpartners.com
             Rob Walker, 415-445-3234 (Investors)
             rwalker@marketstreetpartners.com